UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2014 (November 4, 2014)

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

8201 Corporate Drive, Suite 900
Landover, MD	20785
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition

On November 4, 2014, 2U, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)

On November 4, 2014, the Board of Directors of the Company increased the number of directors of the Company from 9 to ten and elected Mr. Edward Macias to serve as a Class III director of the Company, effective as of November 4, 2014.

Mr. Macias is eligible to receive the standard outside director compensation package, as approved by the Compensation Committee of the Board of Directors on an annual basis and disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

There are no related party transactions between the Company and Mr. Macias that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release containing the announcement of Mr. Macias’ election is attached as Exhibit 99.2.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated November 4, 2014, “2U, Inc. Reports Third Quarter 2014 Financial Results.”
99.2	Press release, dated November 4, 2014, “2U, Inc. Adds Recognized Higher Education Leader Edward S. Macias to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Christopher Paucek
	Name:	Christopher Paucek
	Title:	Chief Executive Officer

Date: November 4, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated November 4, 2014, “2U, Inc. Reports Third Quarter 2014 Financial Results.”
99.2	Press release, dated November 4, 2014, “2U, Inc. Adds Recognized Higher Education Leader Edward S. Macias to Board of Directors.”